                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 AMENDMENT NO. 4
                                       TO
                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported)   JULY 13, 2004
                                                         -----------------------


                               EMRISE CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           DELAWARE                    001-10346              77-0226211
----------------------------           ---------              ----------
(State or other jurisdiction          (Commission            (IRS Employer
      of incorporation)              File Number)         Identification No.)

        9485 HAVEN AVENUE, SUITE 100, RANCHO CUCAMONGA, CALIFORNIA 91730
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code    (909) 987-9220
                                                  ------------------------------

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

     Pursuant to the terms of the Stock Purchase Agreement executed as of July 13, 2004, Emrise Corporation (formerly MicroTel International Inc. ("Emrise")) acquired, effective as of July 13, 2004, all of the issued and outstanding common stock of Larus Corporation, a California corporation ("Larus"). Prior to the acquisition, all of the common stock of Larus was owned by Noel C. McDermott, as Trustee of the Noel C. McDermott Revocable Living Trust dated December 18, 1995, and Warren P. Yost and Gail A. Yost, as Co-Trustees Under Declaration of Trust dated March 9, 1988.

     Larus was based in San Jose, California and engaged in the manufacturing and sale of telecommunications products. Larus had one wholly-owned subsidiary, Vista Labs, Incorporated ("Vista"), which provided engineering services to Larus. As a result of the acquisition, Emrise acquired all of the assets and liabilities of Larus in this transaction, including the intellectual property, cash, accounts receivable and inventories owned by each of Larus and Vista. Emrise intends to use these acquired assets for the same purpose for which they were used by each of Larus and Vista. In December 2004, CXR Telcom Corporation, a subsidiary of Emrise, changed its name to CXR Larus when it succeeded by merger to the assets and liabilities of Larus and Vista.

     The $6,539,000 purchase price consisted of $1,000,000 in cash, the issuance of 1,213,592 shares of Emrise's common stock with a fair value of $1,000,000, $887,500 in the form of two short-term, zero interest promissory notes that were repaid in 2004, $3,000,000 in the form of two subordinated secured promissory notes, warrants to purchase up to an aggregate of 150,000 shares of Emrise's common stock at $1.30 per share, and approximately $580,000 of acquisition costs. The number of shares of Emrise common stock issued as part of the purchase price was calculated based on the $0.824 per share average closing price of our common stock for the five trading days preceding the transaction. The warrants to purchase shares of common stock were valued at approximately $72,000 using a Black-Scholes formula that included a volatility of 107.19%, an interest rate of 3.25%, a life of three years and no assumed dividend.

     In addition, Emrise assumed $245,000 worth of accounts payable and accrued expenses and entered into an above-market seven-year real property lease with the sellers. This lease represents an obligation that exceeds the fair market value by approximately $756,000 and is part of the acquisition accounting. The cash portion of the acquisition purchase price was funded with proceeds from Emrise's credit facility with Wells Fargo Bank, N.A. and cash on-hand.

     In determining the purchase price for Larus, Emrise took into account the historical and expected earnings and cash flow of Larus, as well as the value of companies of a size and in an industry similar to Larus, comparable transactions and the market for such companies generally. The purchase price represented a significant premium over the $1,800,000 recorded net worth of the assets of Larus and Vista. In determining this premium, Emrise considered Emrise's potential ability to refine various Larus products and to use Emrise's marketing resources and status as a qualified supplier to qualify and market those products for sale to large telecommunications companies. Emrise believes that large telecommunications companies desired to have an additional choice of suppliers for those products and would be willing to purchase Larus' products following some refinements. Emrise also believes that if Larus had remained independent, it was unlikely that it would have been able to qualify to sell its products to the large telecommunications companies due to its small size and lack of history selling to such companies. Therefore, Larus had a range of value separate from the net worth it had recorded on its books.

     In conjunction with Emrise's July 2004 acquisition of Larus, Emrise has commissioned a valuation firm to determine what portion of the purchase price should be allocated to identifiable intangible assets. Although the valuation analysis is still in progress, Emrise has estimated that the Larus tradename and trademark are valued at $2,800,000 and that the technology and customer relationships are valued at $800,000. Goodwill associated with the Larus acquisition totaled $3,363,000 and is not deductible for tax purposes. The Larus tradename and trademark were determined to have indefinite lives and therefore are not being amortized but rather are being periodically tested for impairment. The technology and customer relationships were both estimated to have ten-year lives and, as a result, $40,000 of amortization expense was recorded and charged to administrative expense in 2004. The valuation of the identified intangible assets is expected to be completed in May 2005 and could result in changes to the value of these identified intangible assets and corresponding changes to the value of goodwill. However, Emrise does not believe these changes will be material to its financial position or results of operations.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements of Businesses Acquired.
     -------------------------------------------

     The following financial statements of Larus Corporation and its subsidiary are included in this report:

                                                                            Page
                                                                            ----

Report of Independent Registered Public Accounting Firm.....................F-1

Consolidated Balance Sheet as of November 30, 2003..........................F-2

Consolidated Statement of Operations for the Twelve Months
   Ended November 30, 2003..................................................F-3

Consolidated Statement of Stockholders' Equity for the Twelve Months
   Ended November 30, 2003..................................................F-4

Consolidated Statement of Cash Flows for the Twelve Months Ended
   November 30, 2003........................................................F-5

Notes to Consolidated Financial Statements for the Twelve Months
   Ended November 30, 2003..................................................F-6

Condensed Consolidated Balance Sheets for the Six Months Ended
   May 31, 2004 and 2003 (Unaudited)........................................F-11

Condensed Consolidated Statements of Operations for the Six Months
   Ended May 31, 2004 and 2003 (Unaudited)..................................F-12

Condensed Consolidated Statements of Cash Flows for the Six Months
   Ended May 31, 2004 and 2003 (Unaudited)..................................F-13

Notes to Condensed Consolidated Financial Statements for the Six
   Months Ended May 31, 2004 and 2003 (Unaudited)...........................F-14

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and
Shareholders of Emrise Corporation

     We have audited the accompanying consolidated balance sheet of Larus Corporation and its wholly owned subsidiary, Vista Lab Incorporated, (both California corporations) as of November 30, 2003, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements,assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Larus Corporation as of November 30, 2003, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

     As discussed in Note 10, Larus Corporation and its subsidiary were sold to Emrise Corporation on July 13, 2004.

/s/ GRANT THORNTON LLP

Los Angeles, California

July 9, 2004, except for Note 10,
as to which the date is July 13, 2004

                        LARUS CORPORATION AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                NOVEMBER 30, 2003
                    (In Thousands, Except Per Share Amounts)

ASSETS
Current assets:
   Cash and cash equivalents ......................................   $      340
   Short-term certificates of deposit .............................          232
   Accounts receivable, net of allowance for doubtful
     accounts of $24 ..............................................          934
   Inventories ....................................................          722
   Prepaid and other current assets ...............................           70
                                                                      ----------
Total current assets ..............................................        2,298
Property, plant and equipment, net ................................          116
Long-term certificates of deposit .................................           72
                                                                      ----------
                                                                      $    2,486
                                                                      ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable ...............................................   $      549
   Accrued expenses ...............................................          198
   Income tax payable .............................................           58
                                                                      ----------
Total current liabilities .........................................          805
Deferred income taxes .............................................           20
                                                                      ----------
Total liabilities .................................................          825

Stockholders' equity:
   Common stock, zero par value. Authorized
     1,000 shares; issued and outstanding 910 shares ..............           42
   Retained earnings ..............................................        1,619
                                                                      ----------
Total stockholders' equity ........................................        1,661
                                                                      ----------
                                                                      $    2,486
                                                                      ==========


                 See accompanying notes to financial statements.

                        LARUS CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF OPERATIONS
                      TWELVE MONTHS ENDED NOVEMBER 30, 2003
                    (In Thousands, Except Per Share Amounts)


Net sales ........................................................    $    5,857
Cost of sales ....................................................         2,752
                                                                      ----------
Gross profit .....................................................         3,105
Operating expenses:
   Selling, general and administrative ...........................         1,867
   Engineering and product development ...........................         1,098
                                                                      ----------
Income from operations ...........................................           140
   Other income ..................................................            98
                                                                      ----------
Income before income taxes .......................................           238
Income tax expense ...............................................            93
                                                                      ----------
Net income .......................................................    $      145
                                                                      ==========
Earnings per share:
   Net income
     Basic .......................................................    $     0.16
                                                                      ==========
     Diluted .....................................................    $     0.16
                                                                      ==========
Outstanding weighted average shares
     Basic and diluted ...........................................           910
                                                                      ==========


                 See accompanying notes to financial statements.

                           LARUS CORPORATION AND SUBSIDIARY
                    CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                         TWELVE MONTHS ENDED NOVEMBER 30, 2003
                                    (In Thousands)

                                          Common Stock
                                    -----------------------    Retained
                                      Shares       Amount      Earnings        Total
                                    ----------   ----------   ----------   ----------
Balance at December 1, 2002 .....          910          $42       $1,474       $1,516
   Net income ...................            -            -          145          145
                                    ----------   ----------   ----------   ----------
Balance at November 30, 2003 ....          910          $42       $1,619       $1,661
                                    ==========   ==========   ==========   ==========



                    See accompanying notes to financial statements.


                                         F-4

                        LARUS CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      TWELVE MONTHS ENDED NOVEMBER 30, 2003
                                 (In Thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income ........................................................   $     145
Adjustments to reconcile net income to cash provided by
  operating activities:
     Depreciation and amortization ................................          74
     Deferred income taxes ........................................          10
     Changes in operating assets and liabilities:
       Accounts receivable ........................................          87
       Inventories ................................................         122
       Other assets ...............................................          59
     Accounts payable and accrued expenses ........................        (435)
                                                                      ---------
Cash provided by operating activities .............................          62
                                                                      ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment ............................         (12)
                                                                      ---------
Cash used in investing activities .................................         (12)
                                                                      ---------

Net increase in cash and cash equivalents .........................          50
                                                                      ---------

Cash and cash equivalents at beginning of period ..................         290
                                                                      ---------

Cash and cash equivalents at end of period ........................   $     340
                                                                      =========

Cash paid for:
     Income taxes .................................................   $       8
                                                                      =========
     Interest .....................................................   $      --
                                                                      =========


                 See accompanying notes to financial statements.

                        LARUS CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      TWELVE MONTHS ENDED NOVEMBER 30, 2003

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS

     Larus Corporation (the "Company") operates out of one leased facility in San Jose, California. It designs, manufactures and markets telecommunications timing devices and network access equipment. The Company has a wholly-owned subsidiary, Vista Labs Incorporated, which performs most of the research and engineering work on a contract basis for the Company.

BASIS OF PRESENTATION

     The accompanying consolidated financial statements for the year ended November 30, 2003 have been prepared in conformity with accounting principles generally accepted in the United States of America and include the accounts of the Company and its subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

REVENUE RECOGNITION

     Revenues are recorded when products are shipped if shipped FOB shipping point or when received by the customer if shipped FOB destination.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents consist of all highly liquid investments with an original maturity of three months or less when purchased.

INVENTORIES

     Inventories are stated at the lower of cost (first-in, first-out) or market (net realizable value).

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed principally using the straight-line method over the useful lives of the assets (or lease term, if shorter) as follows:

     Machinery, equipment and fixtures   3 - 7 years

     Maintenance and repairs are expensed as incurred, while renewals and betterments are capitalized.

LONG-LIVED ASSETS

     The Company reviews the carrying amount of its long-lived assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

                        LARUS CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                      TWELVE MONTHS ENDED NOVEMBER 30, 2003

INCOME TAXES

     The Company uses the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Deferred income taxes are recognized based on the differences between financial statement and income tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the year and the change during the year in deferred tax assets and liabilities.

USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INVESTMENT POLICY

     The investments consist of various short-term and long-term certificates of deposit. Investments are classified as available for sale and are carried at estimated fair market value. Net aggregated unrealized gains were not significant at November 30, 2003.

(2) EARNINGS PER SHARE

     The following table illustrates the computation of basic and diluted earnings per share (in thousands, except per share amounts):

                                                             TWELVE MONTHS ENDED
                                                              NOVEMBER 30, 2003
                                                              -----------------

NUMERATOR:
Net income ...................................................        $145
                                                                 ---------
Income attributable to common stockholders ...................        $145
                                                                 =========

DENOMINATOR:
Weighted average number of common shares outstanding
   during the period .........................................         910
Incremental shares from assumed conversions of warrants,
   options and preferred stock ...............................          --
                                                                 ---------
Diluted weighted average number of outstanding shares ........         910
                                                                 ---------
Basic earnings per share .....................................       $0.16
                                                                 =========
Diluted earnings per share ...................................       $0.16
                                                                 =========

                        LARUS CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                      TWELVE MONTHS ENDED NOVEMBER 30, 2003

(3)  INVENTORIES

     Inventories consist of the following (in thousands):

                                                             NOVEMBER 30, 2003
                                                             -----------------

          Raw materials ......................................        $342
          Work-in-process ....................................         233
          Finished goods .....................................         147
                                                                 ---------
                                                                      $722
                                                                 =========

(4)  REPORTABLE SEGMENTS

     The Company is centrally managed and operates in one business segment: communications equipment.

(5)  INCOME TAXES

     The effective tax rate for the twelve months ended November 30, 2003 is different than the 34% statutory federal rate because of an additional 5% provided for state income tax.

     Income tax expense consists of the following (in thousands):

          Current

              Federal ........................................         $72
              State ..........................................          11
                                                                 ---------
          Total current ......................................         $83
                                                                 =========

          Deferred

              Federal ........................................         $ 9
              State ..........................................           1
                                                                 ---------
          Total deferred .....................................         $10
                                                                 =========

          Total

              Federal ........................................         $81
              State ..........................................          12
                                                                 ---------
          Total ..............................................         $93
                                                                 =========

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows (in thousands):

          Deferred tax assets (liabilities)
              Revenue for doubtful accounts ..................        $  9
              Depreciation ...................................         (29)
                                                                 ---------
          Net deferred tax liability .........................        $(20)
                                                                 =========

                        LARUS CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                      TWELVE MONTHS ENDED NOVEMBER 30, 2003

(6)  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consist of the following (in thousands):

              Machinery, equipment and fixtures ..............   $   2,327
              Accumulated depreciation .......................      (2,211)
                                                                 ---------
          Net property, plant and equipment ..................   $     116
                                                                 =========

(7)  RELATED PARTY TRANSACTIONS - OPERATING LEASE

     During the twelve months ended November 30, 2003, the Company operated in a facility it leased from its then majority stockholders under an operating lease agreement. Lease expenses incurred by the Company for this lease were $463,000 for the twelve months ended November 30, 2003. Subsequent to the sale of the Company to Emrise Corporation (see note 10), the Company continued to lease the building from the former majority stockholders of the Company under a seven-year lease contract with renewal option. Future minimum rental commitments payable to the former majority stockholders as of November 30, 2003 are as follows (in thousands):

          Twelve Months Ending November 30                         Amount
          ----------------------------------------------------   ---------
          2004................................................   $    324
          2005................................................        324
          2006................................................        324
          2007................................................        324
          2008 and thereafter.................................      1,134
                                                                 --------
                                                                 $  2,430
                                                                 ========

(8)  RETIREMENT PLANS

     The Company provides a defined benefit 401(k) plan to its employees and a qualified profit share plan to its Vista employees only. For the twelve months ended November 30, 2003, the Company made no contributions to the 401(k) plan and $56,000 to the profit sharing plan.

(9)  CONCENTRATION OF CREDIT RISK

     Sales for the twelve months ended November 30, 2003 to the Company's largest customer accounted for 13% of total sales. No other customer represented sales of over 10% of total sales. At November 30, 2003, the customer referenced above represented 12% of total accounts receivable. In addition to this, two other customers accounted for 21% and 13%, respectively, of accounts receivable. Management believes that the Company's customer acceptance, billing and collection policies are adequate to minimize potential credit risk on trade receivables.

(10) SUBSEQUENT EVENT

     Pursuant to the terms of the Stock Purchase Agreement executed as of July 13, 2004, Emrise Corporation (formerly MicroTel International Inc. ("Emrise")) acquired, effective as of July 13, 2004, all of the issued and outstanding common stock of the Company. Prior to the acquisition, all of the common stock of the Company was owned by Noel C. McDermott, as Trustee of the Noel C. McDermott Revocable Living Trust dated December 18, 1995, and Warren P. Yost and Gail A. Yost, as Co-Trustees Under Declaration of Trust dated March 9, 1988.

                        LARUS CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                      TWELVE MONTHS ENDED NOVEMBER 30, 2003

     The purchase price consisted of $1,000,000 in cash, the issuance of 1,213,592 shares of Emrise's common stock with a fair value of $1,00,000, $887,500 in the form of two short-term, zero interest promissory notes, $3,000,000 in the form of two subordinated secured promissory notes, warrants to purchase up to an aggregate of 150,000 shares of Emrise's common stock at $1.30 per share, and approximately $580,000 of acquisition costs. The number of shares of Emrise common stock issued as part of the purchase price was calculated based on the $0.824 per share average closing price of our common stock for the five trading days preceding the transaction. The warrants to purchase shares of common stock were valued at approximately $72,000 using a Black-Scholes formula that included a volatility of 107.19%, an interest rate of 3.25%, a life of three years and no assumed dividend. In addition, Emrise assumed $245,000 worth of accounts payable and accrued expenses and entered into an above-market real property lease with the sellers. This lease represents an obligation that exceeds the fair market value by approximately $756,000 and is part of the acquisition accounting. The cash portion of the acquisition purchase price was funded with proceeds from Emrise's credit facility with Wells Fargo Bank, N.A. and cash on-hand.

                                    LARUS CORPORATION AND SUBSIDIARY
                                 CONDENSED CONSOLIDATED BALANCE SHEETS
                                     MAY 31, 2004 AND MAY 31, 2003
                                             (In Thousands)
                                              (Unaudited)

                                                                           MAY 31, 2004   MAY 31, 2003
                                                                           ------------   ------------
ASSETS
Current assets:
   Cash and cash equivalents ............................................   $      722     $      461
   Short-term certificates of deposit ...................................          321            310
   Accounts receivable, net of allowance for doubtful
     accounts of $24 ....................................................          619            653
   Inventories ..........................................................          642            708
   Prepaid and other current assets .....................................           59             66
                                                                            ----------     ----------
Total current assets ....................................................        2,363          2,198
Property, plant and equipment, net ......................................          109            222
Long-term certificates of deposit .......................................           75            335
                                                                            ----------     ----------
                                                                            $    2,547     $    2,755
                                                                            ==========     ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable .....................................................   $      306     $      378
   Accrued expenses .....................................................           39            516
    Income tax payable ..................................................          237            127
                                                                            ----------     ----------
Total current liabilities ...............................................          582          1,021
Deferred income taxes ...................................................           20             10
                                                                            ----------     ----------
Total liabilities .......................................................          602          1,031

Stockholders' equity:
   Common stock, zero par value. Authorized 1,000 shares; issued and
     outstanding 910 shares .............................................           42             42
   Retained earnings ....................................................        1,903          1,682
                                                                            ----------     ----------
Total stockholders' equity ..............................................        1,945          1,724
                                                                            ----------     ----------
                                                                            $    2,547     $    2,755
                                                                            ==========     ==========


                 See accompanying notes to condensed consolidated financial statements.


                                                 F-11

                        LARUS CORPORATION AND SUBSIDIARY
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 SIX MONTHS ENDED MAY 31, 2004 AND MAY 31, 2003
                      (In Thousands, Except Share Amounts)
                                   (Unaudited)

                                              SIX MONTHS ENDED  SIX MONTHS ENDED
                                                MAY 31, 2004      MAY 31, 2003
                                              ----------------  ----------------
Net sales ....................................   $    2,625        $    2,875
Cost of sales ................................        1,260             1,347
                                                 ----------        ----------
Gross profit .................................        1,365             1,528
Operating expenses:
   Selling, general and administrative .......          682               742
   Engineering and product development .......          220               450
                                                 ----------        ----------
Income from operations .......................          463               336
   Other income ..............................            2                 5
                                                 ----------        ----------
Income before income taxes ...................          465               341
Income tax expense ...........................          181               133
                                                 ----------        ----------
Net income ...................................   $      284        $      208
                                                 ==========        ==========
Earnings per share:
   Net income
     Basic ...................................   $     0.31        $     0.23
                                                 ==========        ==========
     Diluted .................................   $     0.31        $     0.23
                                                 ==========        ==========


     See accompanying notes to condensed consolidated financial statements.

                               LARUS CORPORATION AND SUBSIDIARY
                        CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                        SIX MONTHS ENDED MAY 31, 2004 AND MAY 31, 2003
                                        (In Thousands)
                                          (Unaudited)

                                                              SIX MONTHS         SIX MONTHS
                                                             ENDED MAY 31,      ENDED MAY 31,
                                                                 2004                2003
                                                             -------------      -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income ................................................   $     284           $     208
Adjustments to reconcile net income to cash provided by
   operating activities:
     Depreciation and amortization ........................          34                  30
     Deferred income taxes ................................           4                   6
     Changes in operating assets and liabilities:
       Accounts receivable ................................         315                 368
       Inventories ........................................          80                 136
       Other assets .......................................         (81)               (340)
     Accounts payable and accrued expenses ................        (227)               (225)
                                                              ---------           ---------
Cash provided by operating activities .....................         409                 183
                                                              ---------           ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Net purchases of property, plant and equipment .........         (27)                (12)
                                                              ---------           ---------
Cash used in investing activities .........................         (27)                (12)
                                                              ---------           ---------
Net increase in cash and cash equivalents .................         382                 171
                                                              ---------           ---------
Cash and cash equivalents at beginning of period ..........         340                 290
                                                              ---------           ---------
Cash and cash equivalents at end of period ................   $     722           $     461
                                                              =========           =========

Cash paid for:
     Income taxes .........................................   $       2           $      --
                                                              =========           =========
     Interest .............................................   $      --           $      --
                                                              =========           =========


            See accompanying notes to condensed consolidated financial statements.


                                             F-13

                        LARUS CORPORATION AND SUBSIDIARY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     SIX MONTHS ENDED MAY 31, 2004 AND 2003
                                   (Unaudited)

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS

     Larus Corporation (the "Company") operates out of one leased facility in San Jose, California. It designs, manufactures and markets telecommunications timing devices and network access equipment. The Company has a wholly-owned subsidiary, Vista Labs Incorporated, which performs most of the research and engineering work on a contract basis for the Company.

BASIS OF PRESENTATION

     The accompanying condensed consolidated financial statements for the six-month periods ended May 31, 2004 and 2003 are presented as unaudited, but in the opinion of management, these financial statements include normal recurring adjustments necessary to present fairly the financial position, results of operations and cash flows for such periods. The condensed consolidated financial statements include the accounts of the Company and its subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation. The condensed consolidated interim financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto of the Company and subsidiary included in Item 9.01(a) of this Form 8-K/A.

REVENUE RECOGNITION

     Revenues are recorded when products are shipped if shipped FOB shipping point or when received by the customer if shipped FOB destination.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents consist of all highly liquid investments with an original maturity of three months or less when purchased.

INVENTORIES

     Inventories are stated at the lower of cost (first-in, first-out) or market (net realizable value).

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed principally using the straight-line method over the useful lives of the assets (or lease term, if shorter) as follows:

     Machinery, equipment and fixtures   3 - 7 years

     Maintenance and repairs are expensed as incurred, while renewals and betterments are capitalized.

                        LARUS CORPORATION AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                     SIX MONTHS ENDED MAY 31, 2004 AND 2003
                                   (Unaudited)

LONG-LIVED ASSETS

     The Company reviews the carrying amount of its long-lived assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

INCOME TAXES

     The Company uses the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Deferred income taxes are recognized based on the differences between financial statement and income tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the year and the change during the year in deferred tax assets and liabilities.

(2) EARNINGS PER SHARE

     The following table illustrates the computation of basic and diluted earnings per share (in thousands, except per share amounts):

                                                              SIX MONTHS      SIX MONTHS
                                                                 ENDED           ENDED
                                                             MAY 31, 2004    MAY 31, 2003
                                                             ------------    ------------
NUMERATOR:
Net income ................................................         $284            $208
                                                              ----------      ----------
Income attributable to common stockholders ................          284             208
                                                              ==========      ==========
DENOMINATOR:
Weighted average number of common shares outstanding
   during the period ......................................          910             916
Incremental shares from assumed conversions of warrants,
   options and preferred stock ............................           --              --
                                                              ----------      ----------
Diluted weighted average number of outstanding shares .....          910             916
                                                              ----------      ----------
Basic earnings per share ..................................        $0.31           $0.23
                                                              ==========      ==========
Diluted earnings per share ................................        $0.31           $0.23
                                                              ==========      ==========

                        LARUS CORPORATION AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                     SIX MONTHS ENDED MAY 31, 2004 AND 2003
                                   (Unaudited)

(3)  INVENTORIES

     Inventories consist of the following (in thousands):

                                                 SIX MONTHS      SIX MONTHS
                                                    ENDED           ENDED
                                                MAY 31, 2004    MAY 31, 2003
                                                ------------    ------------
          Raw materials .......................        $306            $316
          Work-in-process .....................         206             257
          Finished goods ......................         130             135
                                                 ----------      ----------
                                                       $642            $708
                                                 ==========      ==========

(4)  REPORTABLE SEGMENTS

     The Company is centrally managed and operates in one business segment: communications equipment.

(5)  INCOME TAXES

     The effective tax rates for the six-month periods ended May 31, 2004 and 2003 are different than the 34% statutory federal rate because of an additional 5% provided for state income tax.

(6)  RELATED PARTY TRANSACTIONS - OPERATING LEASE

     During the six-month periods ended May 31, 2004 and 2003, the Company operated in a facility it leased from its then majority stockholders under an operating lease agreement. Lease expenses incurred by the Company for this lease were $201,000 and $262,000 for the six-month periods ended May 31, 2004 and 2003, respectively. Subsequent to the sale of the Company to Emrise Corporation (see note 7), the Company continued to lease the building from the former majority stockholders of the Company under a seven-year lease contract with renewal option.

(7)  SUBSEQUENT EVENT

     Pursuant to the terms of the Stock Purchase Agreement executed as of July 13, 2004, Emrise Corporation (formerly MicroTel International Inc. ("Emrise")) acquired, effective as of July 13, 2004, all of the issued and outstanding common stock of the Company. Prior to the acquisition, all of the common stock of the Company was owned by Noel C. McDermott, as Trustee of the Noel C. McDermott Revocable Living Trust dated December 18, 1995, and Warren P. Yost and Gail A. Yost, as Co-Trustees Under Declaration of Trust dated March 9, 1988.

     The purchase price consisted of $1,000,000 in cash, the issuance of 1,213,592 shares of Emrise's common stock with a fair value of $1,000,000, $887,500 in the form of two short-term, zero interest promissory notes, $3,000,000 in the form of two subordinated secured promissory notes, warrants to purchase up to an aggregate of 150,000 shares of Emrise's common stock at $1.30 per share, and approximately $580,000 of acquisition costs. The number of shares of Emrise common stock issued as part of the purchase price was calculated based

                        LARUS CORPORATION AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                     SIX MONTHS ENDED MAY 31, 2004 AND 2003
                                   (Unaudited)

on the $0.824 per share average closing price of our common stock for the five trading days preceding the transaction. The warrants to purchase shares of common stock were valued at approximately $72,000 using a Black-Scholes formula that included a volatility of 107.19%, an interest rate of 3.25%, a life of three years and no assumed dividend. In addition, Emrise assumed $245,000 worth of accounts payable and accrued expenses and entered into an above-market real property lease with the sellers. This lease represents an obligation that exceeds the fair market value by approximately $756,000 and is part of the acquisition accounting. The cash portion of the acquisition purchase price was funded with proceeds from Emrise's credit facility with Wells Fargo Bank, N.A. and cash on-hand.

(b)  Pro Forma Financial Information.
     -------------------------------

     Pursuant to the terms of the Stock Purchase Agreement dated as of July 13, 2004, Emrise acquired, effective as of July 13, 2004, all of the issued and outstanding common stock of Larus Corporation. The accompanying unaudited consolidated statements of operations for the periods ended December 31, 2003 and June 30, 2004 are set forth herein to give effect to the acquisition of Larus Corporation and Larus Corporation's subsidiary as if the acquisition had been consummated at the beginning of the earliest period presented (January 1, 2003). The accompanying unaudited pro forma condensed consolidated balance sheet as of June 30, 2004 has been presented assuming the acquisition of Larus Corporation occurred on June 30, 2004.

     The acquisition was accounted for under the purchase method of accounting in accordance with generally accepted accounting principles. Under this method, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values. The excess of the purchase price, plus estimated fees and expenses related to the acquisition, over the fair value of net assets acquired is recorded as goodwill.

     The unaudited pro forma condensed consolidated statements of operations do not reflect any potential cost savings that may be realized following the acquisition. The pro forma adjustments and assumptions are based on estimates, evaluations and other data currently available and, in Emrise's opinion, provide a reasonable basis for the fair presentation of the estimated effects directly attributable to the acquisition and related transactions. The unaudited pro forma consolidated statements of operations are provided for illustrative purposes only and are not necessarily indicative of what the consolidated results of operations or financial position would actually have been had the acquisition occurred on January 1, 2003, nor do they represent a forecast of the consolidated results of operations or financial position for any future period or date.

     All information contained herein should be read in conjunction with Emrise's annual report on Form 10-K for the year ended December 31, 2003, its quarterly report on Form 10-Q for the quarter ended June 30, 2004, the consolidated financial statements and notes thereto of Larus included in Item 9.01(a) of this Form 8-K and the notes to unaudited pro forma financial information included herein. The following pro forma financial information is included in this report:

                                                                            Page
                                                                            ----
Pro Forma Consolidated Statement of Operations for the
   Year Ended December 31, 2003.............................................F-18

Pro Forma Condensed Consolidated Balance Sheet as of
   June 30, 2004............................................................F-20

Pro Forma Condensed Consolidated Statement of Operations
   for the Six Months Ended June 30, 2004 ..................................F-22

                                EMRISE CORPORATION AND LARUS CORPORATION
                             PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                      YEAR ENDED DECEMBER 31, 2003
                              (Dollars In Thousands, Except Per Share Data)

                                                                          PRO FORMA
                                              EMRISE          LARUS       ADJUSTMENT           TOTALS
                                            -----------    -----------    -----------       -----------
Sales ...................................   $    25,519    $     5,857    $         -       $    31,376

Cost of sales ...........................        14,835          2,752            (71)(a)        17,516
                                            -----------    -----------    -----------       -----------
Gross profit ............................        10,684          3,105             71            13,860

Selling and administration ..............         7,812          1,867           (168)(a)         9,591
                                                                                   80 (b)
Research and development, engineering ...           951          1,098            (10)(a)         2,039
                                            -----------    -----------    -----------       -----------
Total ...................................         8,763          2,965            (98)           11,630

Income from operations ..................         1,921            140            169             2,230
Interest expense ........................          (416)                         (152)(c)
                                                      -              -            (35)(d)          (603)
Other, net ..............................           (58)            98              -                40
                                            -----------    -----------    -----------       -----------
Income before tax .......................         1,447            238            (18)            1,667

Income tax ..............................           286             93             24 (e)           403
                                            -----------    -----------    -----------       -----------
Net income ..............................   $     1,161    $       145    $       (42)      $     1,264
                                            ===========    ===========    ===========       ===========

Earnings per share - basic (f) ..........   $      0.05                                     $      0.05
Earnings per share - diluted (f) ........   $      0.05                                     $      0.05

----------------------
(a)  Reduction of $71 rent allocated to manufacturing overhead, $168 allocated to selling and administration and $10 allocated to research and development due to a recording of a liability in purchase accounting for an unfavorable lease. The lease expense will be reduced from approximately
     $39 per month to approximately $19 per month.
(b)  Amortization of intangible assets (technology and customer relationships) totaled $80 for the year based on the following estimated values and service lives: technology - $500 and 10 years; customer relationships - $300 and 10 years.
(c)  Increase in interest cost of $152 for long-term notes. The long-term notes for $3,000 carry an interest rate of 30-day LIBOR plus 1.0% (average interest rate of 5.05% would have resulted in interest expense of $152).
(d)  Increase of $35 for working capital interest. Working capital interest is expected to be 5.0% of expected additional capital needs of approximately $700.
(e)  Income tax effect of additional income from the pro forma adjustments.


                                                  F-18

                                    EMRISE CORPORATION AND LARUS CORPORATION
                           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (CONTINUED)
                                          YEAR ENDED DECEMBER 31, 2003
                                 (Dollars In Thousands, Except Per Share Data)

(f)  The following table summarizes the combined pro forma basic and diluted earnings per share as if Emrise had acquired Larus as of January 1, 2003:

                                                                                    PRO FORMA
                                                        EMRISE          LARUS       ADJUSTMENT        TOTALS
                                                      -----------    -----------    -----------    -----------
Earnings per share

Numerator:

   Net income .....................................   $     1,161    $       145    $       (42)   $     1,264

   Less  accretion of the excess value over the
   carrying value of redeemable preferred stock ...            (4)                                          (4)

   Income attributable to common stockholders .....         1,157                                        1,260

Denominator:

   Weighted  average  number of  common  shares
   outstanding during the period - basic ..........        22,567                                       22,567

   Common shares issued to acquire Larus ..........             -                          1,214         1,214

   Adjusted weighted average shares ...............        22,567                                       23,781

   Incremental shares from assumed  conversions
   of warrants, options and preferred stock .......         1,244                                        1,244

   Adjusted weighted average shares ...............        23,811                                       25,025

Earnings per share - basic ........................   $      0.05                                  $      0.05

Earnings per share - diluted ......................   $      0.05                                  $      0.05

     The warrants issued in the Larus acquisition to acquire 150,000 shares of Emrise common stock at $1.30 per share were excluded from the diluted earnings per share calculation as the effect would be anti-dilutive.


                                                     F-19

                                  EMRISE CORPORATION AND LARUS CORPORATION
                               PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                               JUNE 30, 2004
                                               (In Thousands)

                                                                             PRO FORMA
                                                 EMRISE          LARUS     ADJUSTMENTS (A)      PRO FORMA
                                               -----------    -----------  ---------------     -----------
ASSETS
Cash .......................................   $     1,436    $       722   $    (1,580)(b)    $       578
Accounts receivable ........................         4,871            619             -              5,490
Short-term certificates of deposit .........             -            321             -                321
Inventories ................................         6,109            642             -              6,751
Prepaids and other current .................           545             59             -                604
                                               -----------    -----------   -----------        -----------
Total current assets .......................        12,961          2,363        (1,580)            13,744
Net fixed assets ...........................           410            109             -                519
Investments ................................             -             75             -                 75
Intangible assets other than goodwill ......             -              -         3,600 (c)          3,600
Goodwill ...................................         2,464              -         3,151 (d)          5,615
Other assets ...............................           655              -             -                655
                                               -----------    -----------   -----------        -----------
Total other assets .........................         3,119             75         6,751              9,945
                                               -----------    -----------   -----------        -----------
Total assets ...............................   $    16,490    $     2,547   $     5,171        $    24,208
                                               ===========    ===========   ===========        ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Notes payable ..............................   $     2,458      $       -      $      -        $     2,458
Current portion of long-term debt ..........           262              -           888 (f)          1,150
Accounts payable ...........................         1,582            306             -              1,888
Accrued expenses ...........................         2,769             39           756 (e)          3,564
Income tax payable .........................             -            237                              237
                                               -----------    -----------   -----------        -----------
Total current liabilities ..................         7,071            582         1,644              9,297
Notes payable ..............................           853              -         3,000 (f)          3,853
Deferred income taxes ......................             -              -         1,400              1,400
Other ......................................           274             20             -                294
                                               -----------    -----------   -----------        -----------
Total non-current liabilities ..............         1,127             20         4,400              5,547
                                               -----------    -----------   -----------        -----------
Total liabilities ..........................         8,198            602         6,044             14,844
                                               -----------    -----------   -----------        -----------

Stockholders' equity
Preferred stock ............................             1              -             -                  1
Common stock ...............................            77             42           (42) (g)            81
                                                                                      4  (h)

Additional paid in capital .................        25,617                          996  (h)        26,685
                                                                                     72  (i)
Retained earnings (deficit) ................       (17,447)         1,903        (1,903) (j)       (17,447)
Accumulated comprehensive income ...........            44              -             -                 44
                                               -----------    -----------   -----------        -----------
Total stockholders' equity .................         8,292          1,945          (873)             9,364
                                               -----------    -----------   -----------        -----------
Total liabilities and stockholders' equity .   $    16,490    $     2,547   $     5,171        $    24,208
                                               ===========    ===========   ===========        ===========



                                                   F-20

                    EMRISE CORPORATION AND LARUS CORPORATION
           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (CONTINUED)
                                  JUNE 30, 2004
                             (Dollars In Thousands)

-----------------
(a) The components of the purchase price for the Larus acquisition were as follows:

     $1,000   cash
     $  888   zero interest short-term promissory notes
     $3,000   subordinated promissory notes payable over 3 years with annual interest based on 30-day LIBOR rate plus 1.0%
     $1,000   value of Company common stock issued (1,213,592 shares at $0.824)
     $   72   value of Company common stock purchase warrants issued (150,000 underlying shares; value was calculated using the Black-Scholes pricing model with the following assumptions: risk-free interest rate of 3.25%, expected life of three years, no dividend yield, and an expected volatility of 107.19%)
     $   580  costs of acquisition (legal, audit and other acquisition-related expenses)
     -------  ----------------------------------------------------------------
     $ 6,540  total purchase price

(b)  Cash paid to sellers of $1,000 and direct costs of acquisition of $580.
(c) Identifiable intangible assets with estimated fair value of $3,600 consists of the following: trademarks/tradenames - $2,800; technology - $500, and customer relationships - $300.
(d) Goodwill representing the excess of purchase price over the fair value of net assets acquired computed as follows as of June 30, 2004:

                                                             Amount
                                                          in Thousands
                                                          ------------

     Purchase price, from note (a) above                     $6,540

     Assets acquired:

     Current assets                                          $2,363
     Property, plant and equipment                              109
     Intangible assets other than goodwill                    3,600
     Other long term assets                                      75
     Total assets acquired                                    6,147
     Liabilities assumed:
     Current liabilities                                       (582)
     Deferred income taxes                                   (1,400)
     Unfavorable lease obligation and other
       liabilities                                             (776)
     Total liabilities assumed                               (2,758)
                                                            -------
     Net assets acquired (excluding goodwill)                 3,389
                                                            =======
     Excess of  purchase  price  over fair  value of
     net assets acquired (goodwill)                          $3,151
                                                            =======

(e) To recognize 7-year lease cost in excess of market value required in order to acquire Larus.
(f) Long-term notes of $3,000 and short term notes of $888 issue to selling shareholders for acquisition of Larus.
(g)  Elimination of subsidiary capital stock for consolidating purposes.
(h) Common stock issued to selling shareholders (1,213,592 shares of Emrise common stock) with a fair value of $1,000. Increase of common stock of $4 and increase to total paid in capital of $996.
(i) Warrants issued to acquire Larus valued at $72 using the Black-Scholes formula.
(j) Elimination of Larus' retained earnings to reflect purchase accounting rules.

                                EMRISE CORPORATION AND LARUS CORPORATION
                        PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                     SIX MONTHS ENDED JUNE 30, 2004
                              (Dollars In Thousands, Except Per Share Data)

                                                                           PRO FORMA
                                                EMRISE         LARUS       ADJUSTMENT          TOTALS
                                             -----------    -----------   -----------       -----------
Sales ....................................   $    12,624    $     2,625                     $    15,249

Cost of sales ............................         6,978          1,260           (60)(a)         8,178
                                             -----------    -----------   -----------       -----------
Gross profit .............................         5,646          1,365            60             7,071

Selling and administration ...............         4,284            682           (15)(a)         4,991
                                                                                   40 (b)

Research and development, engineering ....           595            220             -               815
                                             -----------    -----------   -----------       -----------
Total ....................................         4,879            902            25             5,806

Operating profit .........................           767            463            35             1,265

Interest expense .........................          (190)             -           (76)(c)          (284)
                                                                                  (18)(d)

Other, net ...............................           (36)             2             -               (34)
                                             -----------    -----------   -----------       -----------
Income before tax ........................           541            465           (59)              947

Income tax ...............................           102            181            (7)(e)           276
                                             -----------    -----------   -----------       -----------
Net income ...............................   $       439    $       284   $       (52)      $       671
                                             ===========    ===========   ===========       ===========

Earnings per share - basic (f) ...........   $      0.02                                    $      0.03

Earnings per share - diluted (f) .........   $      0.02                                    $      0.03

Shares outstanding - basic ...............        23,481                                         24,695

Shares outstanding - diluted .............        24,352                                         25,566

---------------
(a)  Reduction of $60 rent allocated to manufacturing overhead and $15 allocated to selling and administration due to a recording of a liability in purchase accounting for an unfavorable lease.
(b)  Amortization of intangible assets (technology and customer relationships) totaled $40 for the six month period based on the following estimated values and service lives: technology - $500 and 10 years; customer relationships - $300 and 10 years
(c)  Increase in interest cost of $76 for long-term notes. The long-term notes for $3,000 carry an interest rate of 30-day LIBOR plus 1.0% (average interest rate of 5.% would have resulted in interest expense of $76 for the six month period.)
(d)  Increase of $18 for working capital interest. Working capital interest is expected to be 5.0% of expected additional capital needs of approximately $700 on an annual basis.
(e)  Income tax effect of additional income from the pro forma adjustments.


                                                  F-22

                                   EMRISE CORPORATION AND LARUS CORPORATION
                     PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (CONTINUED)
                                        SIX MONTHS ENDED JUNE 30, 2004
                                 (Dollars In Thousands, Except Per Share Data)

(f)  The following table summarizes the combined pro forma basic and diluted earnings per share as if Emrise had acquired Larus as of January 1, 2004:

                                                                                    PRO FORMA
                                                          EMRISE        LARUS       ADJUSTMENT       TOTALS
                                                       -----------   -----------   -----------    -----------
Earnings per share

Numerator:

   Net income attributable to common stockholders ..   $       439   $       284   $       (52)   $       671

Denominator:

   Weighted average number of common shares
   outstanding during the period - basic ...........        23,481                                     23,481

   Common shares issued to acquire Larus ...........             -                        1,214         1,214

   Adjusted weighted average shares - basic ........        23,481                                     24,695

   Incremental shares from assumed conversions
   of warrants, options and preferred stock ........           871                                        871

   Adjusted weighted average shares ................        24,352                                     25,566

Earnings per share - basic .........................   $      0.02                                $      0.03

Earnings per share - diluted .......................   $      0.02                                $      0.03

     The warrants issued in the Larus acquisition to acquire 150,000 shares of Emrise common stock at $1.30 per share were excluded from the diluted earnings per share calculation as the effect would be anti-dilutive.



                                                     F-23

(c)  Exhibits.
     --------

  Number           Description
  ------           -----------

  2.1 Stock Purchase Agreement dated July 13, 2004 between MicroTel International Inc.; Noel C. McDermott; Warren P. Yost; Noel C. McDermott, as Trustee of the Noel C. McDermott Revocable Living Trust dated December 19, 1995; and Warren P. Yost and Gail A. Yost, as Co-Trustees Under Declaration of Trust dated March 9, 1988 (1)

  2.2 Subordinated Secured Promissory Note dated July 13, 2004 in the principal amount of $1,681,318.68 made by MicroTel International Inc. in favor of Noel C. McDermott Revocable Living Trust dated December 19, 1995 (2)

  2.3 Subordinated Secured Promissory Note dated July 13, 2004 in the principal amount of $1,318,681.32 made by MicroTel International Inc. in favor of Warren P. Yost and Gail A. Yost, as Co-Trustees Under Declaration of Trust dated March 9, 1988 (2)

  2.4 Pledge and Security Agreement dated July 13, 2004 between MicroTel International Inc.; Noel C. McDermott, as Collateral Agent; Noel C. McDermott, as Trustee of the Noel C. McDermott Revocable Living Trust dated December 19, 1995; and Warren P. Yost and Gail A. Yost, as Co-Trustees Under Declaration of Trust dated March 9, 1988 (2)

  2.5 Intercreditor Agreement dated July 13, 2004 between MicroTel International Inc.; Noel C. McDermott, as Trustee of the Noel C. McDermott Revocable Living Trust dated December 19, 1995; and Warren P. Yost and Gail A. Yost, as Co-Trustees Under Declaration of Trust dated March 9, 1988 (2)

  2.6 Continuing Guarantee dated July 13, 2004 made by Larus Corporation in favor of Noel C. McDermott, as Trustee of the Noel
               C. McDermott Revocable Living Trust dated December 19, 1995, and Warren P. Yost and Gail A. Yost, as Co-Trustees Under Declaration of Trust dated March 9, 1988 (2)

  2.7 Continuing Guarantee dated July 13, 2004 made by Vista Labs Incorporated in favor of Noel C. McDermott, as Trustee of the Noel C. McDermott Revocable Living Trust dated December 19, 1995, and Warren P. Yost and Gail A. Yost, as Co-Trustees Under Declaration of Trust dated March 9, 1988 (2)

  2.8 Continuing Guarantee dated July 13, 2004 made by CXR Telcom in favor of Noel C. McDermott, as Trustee of the Noel C. McDermott Revocable Living Trust dated December 19, 1995, and Warren P. Yost and Gail A. Yost, as Co-Trustees Under Declaration of Trust dated March 9, 1988 (2)

  2.9 Security Agreement dated July 13, 2004 made by Larus Corporation in favor of Noel C. McDermott, as Trustee of the Noel C. McDermott Revocable Living Trust dated December 19, 1995, and Warren P. Yost and Gail A. Yost, as Co-Trustees Under Declaration of Trust dated March 9, 1988 (2)

  2.10 Security Agreement dated July 13, 2004 made by Vista Labs Incorporated in favor of Noel C. McDermott, as Trustee of the Noel C. McDermott Revocable Living Trust dated December 19, 1995, and Warren P. Yost and Gail A. Yost, as Co-Trustees Under Declaration of Trust dated March 9, 1988 (2)

  Number           Description
  ------           -----------

  2.11 Security Agreement dated July 13, 2004 made by CXR Telcom in favor of Noel C. McDermott, as Trustee of the Noel C. McDermott Revocable Living Trust dated December 19, 1995, and Warren P. Yost and Gail A. Yost, as Co-Trustees Under Declaration of Trust dated March 9, 1988 (2)

  10.1 Commercial Lease dated July 13, 2004 between MicroTel International Inc., as Tenant, and Noel C. McDermott and Warren
               P. Yost, as Landlord, for the premises located at 894 Faulstich Court, San Jose, California (2)

               ------------------------
               (1) Filed with the Securities and Exchange Commission on July 28, 2004 as an exhibit to the initial filing of this Form 8-K and incorporated herein by reference.

               (2) Filed with the Securities and Exchange Commission on August 16, 2004 as an exhibit to Emrise's Form 10-Q for June 30, 2004 and incorporated herein by reference.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2005                      EMRISE CORPORATION

                                          By: /S/ CARMINE T. OLIVA
                                              -------------------------------
                                              Carmine T. Oliva, Acting Chief
                                              Financial Officer




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